EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of this 11th day of November, 2005, by and among Homeowners of America Holding Corporation, a Delaware corporation (the “Company”) and Spencer W. Tucker (the “Executive”).

WHEREAS, the Company desires to continue to employ Executive as its Chief Executive Officer on the terms and conditions set forth herein;

WHEREAS, Executive desires to accept such continued employment on the terms and conditions set forth herein; and

WHEREAS, (a) in the course of his employment with the Company, Executive has obtained and will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its Affiliates (as defined below); and (b) the covenants and restrictions contained in Sections 8 through Section 14, inclusive, are intended to protect the legitimate interests of the Company and its Affiliates in their respective goodwill, trade secrets and other confidential and proprietary information.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the Company and Executive hereby agree as follows:

Section 1.            Agreement to Employ; No Conflicts

Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company. Executive represents that (a) he is entering into this Agreement voluntarily, (b) he has not, and in connection with his employment with the Company will not, violate any non-compete, non-solicitation or other similar covenant, agreement or duty by which he is or may be bound or subject and (c) he has the legal capacity to enter into this agreement.

Section 2.            Term; Position and Responsibilities

(a)          Term of Employment. Unless Executive’s employment shall sooner terminate pursuant to Section 7, the Company shall employ Executive for a term commencing on the date hereof (the “Commencement Date”) and ending on the first anniversary of the Commencement Date (the “Initial Term”). Effective upon the expiration of the Initial Term and of each Additional Term (as defined below), Executive’s employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (.each, an “Additional Term”), in each such case, commencing upon the expiration of the Initial Term or the then current Additional Term, as the case may be, unless the Company, at least thirty days prior to the expiration of the Initial Term or such Additional Term, shall give written notice (a “Non-Extension Notice”) to Executive of its intention not to extend this Agreement. The period during which Executive is employed pursuant to this Agreement, including any extension thereof in accordance with the preceding sentence, shall be referred to as the “Employment Period”.

(b)          Position and Responsibilities. During the Employment Period, Executive shall serve as Chief Executive Officer of the Company and shall have such duties and responsibilities (including, without limitation, such positions, roles, duties and responsibilities with Subsidiaries and Affiliates of the Company) as are assigned to him by the Board of Directors of the Company (the “Board”) from time to time. Executive shall devote his skill, knowledge and full working time to the conscientious performance of the duties and responsibilities of such positions.

(c)          Resignation upon termination. Upon termination of Executive’s employment for any reason, Executive shall immediately resign from any other office or offices within the Company and any Subsidiary of the Company that Executive may then hold, and from the Board and the board of any Subsidiary.

Section 3.            Base Salary

As compensation for the services to be performed by Executive in any capacity, for the Company, any Subsidiary and any Affiliate, the Company shall pay Executive an aggregate base salary at an annualized rate of $100,000.00, payable in installments on the Company’s regular payroll dates; provided, however, that until the Company’s to-be-formed Texas insurance subsidiary has received all necessary licenses and approvals from the Texas Department of Insurance to operate in accordance with the business plan of such subsidiary as approved by the Board, the Executive’s base salary shall be at an annualized rate of $60,000.00. The Board shall review Executive’s base salary annually during the period of his employment hereunder and, in its sole discretion, may increase such base salary from time to time based upon such factors as the Board shall consider relevant, provided that such increase shall be affirmatively approved by at least one of the directors designated by Inter-Atlantic Fund, L.P. (the “IA Director”) to serve on the Board. (The annual base salary payable to Executive under this Section 3, as the same may be increased from time to time, shall hereinafter be referred to as the “Base Salary”.)

Section 4.            Discretionary Bonus

During the Employment Period, the Executive shall be eligible to receive an annual bonus from the Company, in such amount, if any, as may be determined by the Board in its sole discretion

Section 5.            Employee Benefits

During the Employment Period, Executive shall be entitled to participate in the stock option, pension, retirement, deferred compensation, savings, life, medical, dental, disability and other welfare benefit plans maintained by the Company for its employees in accordance with the terms thereof, as the same may be amended and in effect from time to time.

Section 6.            Perquisites and Expenses

(a)          General. During the Employment Period, Executive shall be entitled to participate in all perquisite programs as adopted by the Board and maintained by Company for its employees, as the same may be amended and in effect from time to time. The Company may amend, modify or rescind any employee benefit plan or program and change employee contribution amounts to benefit costs without notice in its discretion.

(b)          Business Travel, Lodging, etc. The Company shall reimburse Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s business travel and expense reimbursement policy applicable to its senior executives as adopted by the Board and in effect from time to time.

(c)          Vacation. During the Employment Period, Executive shall be entitled to paid vacation in accordance with the Company’s vacation policy as in effect from time to time.

(d)          Insurance. The Company may at its discretion and at any time apply for and procure as owner and for its own benefit and at its own expense, insurance on the life of Executive in such amounts and in such form or forms as the Company may choose. Executive shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance. Executive shall have no interest whatsoever in any such policy or policies.

Section 7.            Termination of Employment

(a)          Termination by the Company for Cause. Executive may be terminated for Cause (as defined below) by the Company. “Cause” shall mean (i) the willful, deliberate, or reckless failure of Executive to substantially perform his duties hereunder, (ii) the commission by the Executive of an act of fraud against the Company, any Subsidiary or Affiliate, or any customer, client, vendor or business partner of the Company, any Subsidiary or Affiliate; (iii) the Executive knowingly or recklessly providing materially false information concerning the Company to the Board, the board or equivalent body of any Subsidiary or Affiliate, any governmental body, any regulatory agency, any lender or other financing source, or any shareholder of the Company; (iv) substantial underperformance by the Executive as evidenced by the Company and its Subsidiaries and Affiliates (on a consolidated basis) falling more than 50% below performance parameters established in good faith by the Board, provided, the initial parameters for performance shall be set by the Board within the first nine months from the date of this Agreement, and, reviewed and updated on a yearly basis by January 31 of each year thereafter; provided, further, in setting performance parameters the Board shall take into consideration, among other matters, the capitalization of the Company, the performance of similarly sized insurance companies, and the performance of the Company’s industry as a whole; (v) Executive’s engaging in willful and serious misconduct that has caused, or could reasonably be expected to result, in material injury to the business, prospects, operations or reputation of the Company or any of its Subsidiaries or Affiliates; (vi) Executive’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony; or (vii) failure to in any material respect perform Executive’s duties as assigned to Executive by the Board from time to time (after a written warning and a 10 day opportunity to cure) or any other material breach of this Agreement or any other Agreement between the Executive, on the one hand, and the Company or any of its Subsidiaries or Affiliates on the other.

(b)          Termination by Company Without Cause. Executive’s employment hereunder may be terminated by the Company for any or no reason. A termination “Without Cause” shall mean a termination of Executive’s employment by the Company other than due to (i) Disability as described in Section 7(d) or (ii) for Cause as described in Section 7(a).

(c)          Termination by Executive. Executive may terminate his employment for any or no reason upon prior written notice delivered to the Company of not less than 30 days. A termination of employment by Executive for “Good Reason” shall mean a termination by Executive of his- employment with the Company, by written notice to the Company specifying in reasonable detail the circumstances claimed to provide the basis for such termination, within 20 days following the occurrence, without Executive’s consent, of any of the following events and the failure of the Company to correct the circumstances set forth in Executive’s notice of termination within 20 days of receipt of such notice: (i) the assignment to Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he is to assume on the Commencement Date, (ii) the failure of the Company to obtain the assumption of this Agreement by any successor to the Company (including any purchaser of more than eighty (80%) of the assets of the Company), (up a relocation of the place of business at which the Executive must regularly report, from the current location in Dallas, Texas, to a location located more than 50 miles from such current location, or (iv) a material and sustained reduction in the rate of Executive’s Base Salary, other than in connection with a reduction in salary to all executive officers of the Company due to the Company’s financial condition. Notwithstanding anything herein to the contrary, placing Executive on paid leave for up to 90 days in any given 12 month period, pending a determination of whether there is a basis to terminate Executive for “Cause”, shall not constitute a “Good Reason.”

(d)          Termination Due to Death or Disability. Executive’s employment hereunder terminates due to his death or is terminated by the Company due to Executive’s Disability (as defined below) no termination benefits shall be payable to or in respect of Executive except as provided in Section 7(f)(ii) purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents or is reasonably expected to prevent the performance by Executive of his duties hereunder for a continuous period of 90 days or longer or for 180 days or more in any 12-month period. The determination of Executive’s Disability shall (i) be made by an independent physician who is reasonably acceptable to the Company and Executive (or his representative), (ii) be final and binding on the parties hereto and (1) be made taking into account such competent medical evidence as shall be presented to such independent physician by Executive and/or the Company or by any physician or group of physicians or other competent medical experts employed by Executive and/or the Company to advise such independent physician.

(e)          Notice of Termination. Any termination of Executive’s employment by Company pursuant to Section 7(a), 7(b) or 7(d), or by Executive pursuant to Section 7(c), shall be communicated by a written Notice of Termination addressed to the other party to this Agreement. A “Notice of Termination” shall mean a notice stating that Executive’s employment with Company has been or will be terminated and the specific provisions of this Section 7 under which such termination is being effected. A Non-Renewal Notice shall also be deemed “Notice of Termination.”

(f)          Payments Upon Certain Terminations.

(i)          In the event of Executive’s employment termination by Company Without Cause (a “Qualifying Termination”), Company shall pay to Executive his full Base Salary through the Date of Termination and, as liquidated damages in respect of claims based on provisions of this Agreement, his Base Salary, at the rate in effect hereunder immediately prior to the Qualifying Termination, which shall be payable in installments on Company’s regular payroll dates, for an eighteen (18) month period (the “Severance Period”); provided, however, that if the event of termination of Executive’s employment occurs on or after September 30, 2010, and such event of termination is related to, occurs simultaneously with, or follows a liquidation of the Company or a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), there shall be no Severance Period and the Executive shall not be entitled to any severance payments.

If Executive’s employment shall terminate and he is entitled to receive continued payments of his Base Salary under this Section 7(f)(i), the Company shall continue to provide to Executive during the Severance Period the life, medical, dental, accidental death and dismemberment and prescription drug benefits referred to in Section 5 (the “Continued Benefits”).

Notwithstanding anything to the contrary contained in this Agreement, the Executive (or his estate) shall not be entitled to receive the payments and Continued Benefits set forth in this Section 7(f)(i) (other than Base Salary through the Date of Termination) prior to (1) the execution and delivery by the Executive to the Company of a valid and fully effective general release and nondisparagement agreement (in form and substance reasonably satisfactory to the Company) of all claims, including but not limited to the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, which the Executive might have at such time against the Company and (2) the resignation of the Executive from all positions of any nature which the Executive may then have held with the Company and any subsidiary of the Company.

(ii)         If this Agreement is not renewed by the Company (other than as a result of the Executive’s death, Disability, termination by the Company for Cause, or a Qualifying Termination) or if Executive terminates his employment for Good Reason, Company shall pay to Executive his full Base Salary through the Date of Termination and, as liquidated damages in respect of claims based on provisions of this Agreement, his Base Salary, at the rate in effect hereunder immediately prior to such non-renewal or termination by Executive, which shall be payable in installments on Company’s regular payroll dates, for a one (1) year period, provided, however, that if the event of termination of Executive’s employment occurs on or after September 30, 2010, and such event of termination is related to, occurs simultaneously with, or follows a liquidation of the Company or a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), there shall be no severance period and the Executive shall not be entitled to any severance payments.

(iii)        If Executive’s employment shall terminate due to his death or Disability, or if Executive terminates his employment without Good Reason, or if the Company shall terminate Executive’s employment for Cause, Company shall pay Executive (or, in the event of his death, his beneficiaries), his full Base Salary through the Date of Termination, and the Executive shall not be entitled to any severance payments.

(g)          Date of Termination. As used in this Agreement, the term “Date of Termination” shall mean (i) if Executive’s employment is terminated by his death, the date of his death, if Executive’s employment is terminated by the Company, the later of the date on which Notice of Termination is given as contemplated by Section 7(e), the date of termination specified in such notice and the date any applicable correction period ends, and (iii) if Executive’s employment is terminated due to Executive’s Disability or by Executive for any reason, the later of the date that is 30 days after the date on which Notice of Termination is given as contemplated by Section 7(e) and the date any applicable notice or correction period ends; and (iv) the expiration of the Initial Term or any Additional Term.

(h)          Resignation upon Termination. If the Executive’s employment is terminated for any reason, then the Executive shall resign, in writing, from the Board and from the board of directors or similar body of each Subsidiary and Affiliate, if applicable, effective as of the Date of Termination.

Section 8.            Unauthorized Disclosure

Executive shall not, either during or after the termination of Executive’s employment with the Company, without the prior written consent of the Board or its authorized representative, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except as required in the performance of his duties hereunder, directly or indirectly disclose any confidential or proprietary information (in any medium) and whether acquired by him before, during or after his employment by the Company, including but not limited to trade secrets, customer lists, sales agents, referral sources, providers and provider networks, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including but not limited to data and other information relating to members of the Board, the Company or any of their respective Affiliates or to management of the Company or any of their respective Affiliates), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (a) relating to the Company or any of its Affiliates or (12) that the Company or any of its Affiliates may receive belonging to suppliers, customers or others who do business with the Company or any of their respective Affiliates to any third person unless such information has been previously disclosed to the public or is in the public domain, other than by reason of Executive’s breach of this Section 8 (collectively, “Confidential Information”).

Section 9.            Non-Disparagement

Executive shall not, either during Executive’s employment with the Company or after the termination of his employment, directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company, any Subsidiary, or any Affiliate of any of these, or any products or services offered by any of these, nor shall he engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of the Company, any Subsidiary, or any Affiliate of these, the reputation of Company products or services or the marketing of Company products or services, in each case except to the extent required by law, and then only after consultation with the Company to the extent possible

Section 10.          Non-Solicitation of Employees

During the period commencing on the date hereof and ending on the second anniversary of the Date of Termination, Executive shall not, directly or indirectly, for his own account or for the account of any other Person, solicit for employment, employ or otherwise interfere with the relationship of the Company or any of its Affiliates with any natural person who is or was employed by, or served as an agent of or consultant to, the Company or any of its Affiliates at any time during the two-year period preceding such solicitation, employment or interference.

Section 11.          Non-Competition

(a)          During the Restriction Period (as defined below), Executive shall not directly or indirectly, own, manage, operate, control, invest in, be employed by, participate in or be connected in any manner with the ownership, management, operation, finance or control of a Competitive Business (as defined below), including without limitation (i) accepting employment or engagement with or providing advisory services or financial assistance to any Competitive Business, (ii) soliciting (or assisting in the solicitation of), any person or business who was a customer or supplier of Company or its subsidiaries, or (iii) contacting any persons or businesses who were customers of Company or its subsidiaries for the purpose of soliciting orders or establishing relationships for any Competitive Business.

(b)          The “Restriction Period” shall commence on the date hereof and end on the date that is eighteen (18) months following the Date of Termination.

(c)          For purposes of this Agreement, “Competitive Business” means, whether acting as an agent, an insurance company, or otherwise, the sale or distribution of residential property and/or homeowner’s insurance within the State of Texas or any other states in which, on or prior to the Date of Termination, the Company either operates its business or has proposed to operate its business.

Section 12.          Return of Documents

In the event of the termination of Executive’s employment for any reason, Executive shall deliver to the Company all of (a) the property of each of the Company and its Affiliates and the documents and data of any nature and in whatever medium of each of the Company and its Affiliates, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

Section 13.          Inventions and Improvements

Until the Date of Termination, Executive shall promptly communicate to the Company all ideas, discoveries, and inventions that are or may be useful to the Company or its business. Executive acknowledges that all ideas, discoveries, inventions and improvements that have ever been or are made, conceived or reduced to practice by him relating to the Company’s business interests are the property of the Company, and Executive irrevocably assigns all such ideas, discoveries, inventions, and improvements to the Company for its sole use and benefit, without additional compensation. The provisions of this Section 13 shall apply whether such ideas, discoveries, inventions, and improvements are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to the Company’s business interests (including potential business interests), whether or not within the specific realm of his duties, and whether or not they were conceived, made or gained before or after the commencement of the Employment Period. Executive shall, upon request of the Company, at any time during or after his employment with the Company, sign all instruments and documents requested by the Company and otherwise cooperate with the Company to protect its right to such ideas, discoveries, inventions, and improvements, including applying for, obtaining and enforcing patents and copyrights thereon in any and all countries.

Section 14.          Injunctive Relief with Respect to Covenants

(a)          The Executive acknowledges that the restrictions contained in Sections 8, 9, 10, 11, 12 and 13 hereof are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. The Executive represents that his experience and capabilities are such that the restrictions contained in Section 11 hereof will not prevent the Executive from obtaining employment or otherwise earning a living at the same general level of economic benefit as is anticipated by this Agreement. THE EXECUTIVE FURTHER REPRESENTS AND ACKNOWLEDGES THAT (i) HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT HIS OWN LEGAL COUNSEL IN RESPECT OF THIS AGREEMENT, (ii) THAT HE HAS HAD FULL OPPORTUNITY, PRIOR TO EXECUTION OF THIS AGREEMENT, TO REVIEW THOROUGHLY THIS AGREEMENT WITH HIS COUNSEL, AND (iii) HE HAS READ AND FULLY UNDERSTANDS THE TERMS AND PROVISIONS OF THIS AGREEMENT.

(b)          The Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 8, 9, 10, 11, 12 or 13 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

(c)          The Executive agrees that he will provide a copy of Sections 8, 9, 10, 11, 12, 13 and 14 of this Agreement to any for-profit business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, participate in the ownership, management, operation, financing, control or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, or consultant, or in connection-with which he may use or expressly permit his name to be used; provided, however, that this provision shall not apply in respect of Section 10 or 11 of this Agreement after expiration of the time periods set forth therein

Section 15.          Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including but not limited to summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including but not limited to those made to or with Executive by any other Person) are merged herein and superseded hereby. Notwithstanding the foregoing, Employee has executed a Confidentiality, Proprietary Information and Inventions Agreement effective as of May 12, 2005 (the “CPIIA”), and to extent this Agreement and the CPIIA conflict, this Agreement shall control.

Section 16.          Miscellaneous

(a)          Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company, and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 16(a). The Company may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means), provided that the successor to the Company shall expressly assume and agree to perform this Agreement.

(b)          Governing Law, etc.

(i)          THIS AGREEMENT AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF DALLAS SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 16(g) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(ii)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(b).

(c)          Taxes. The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.

(d)          Amendments. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a Person authorized thereby and is agreed to in writing by Executive and, in the case of any such modification, waiver or discharge affecting the rights or obligations the Company, is approved by the Board or a Person authorized thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(e)          Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If any court of competent jurisdiction shall at any time deem any provision of Sections 8, 9, 10 or 11 relating to the time period or the geographic area of the restrictive covenants contained therein to exceed the maximum time period or geographic area that such court deems reasonable and enforceable, the other provisions of Sections 8, 9, 10 and 11 shall nevertheless stand and such time period or geographic area shall be deemed to be the longest period or largest geographic area permissible by law under the circumstances. The court shall reduce the time period or geographic area to permissible duration or size.

(f)          Counterparts; Headings. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(g)          Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof, and (iv ) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(A)         If to the Company:

Homeowners of America Holding Corporation

5021 Briar Tree Drive

Dallas, Texas 75248

(B)         if to Executive, to him at his residential address as currently on file with the Company.

(h)          Certain Definitions.

“Affiliate”: with respect to any Person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

“Control”: with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Person”: any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Subsidiary”: with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

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IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative, and Executive has hereunto set his hand, in each case effective as of the date first above written.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:
Name:
Title:

Executive:

Spencer W. Tucker

IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative, and Executive has hereunto set his hand, in each case effective as of the date first above written.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:
Name:
Title:

Executive:

Spencer W. Tucker

[Signature Page to Employment Agreement – Tucker]